Exhibit 10.29

Power of Attorney

I, Yuan Liangdong, a Chinese citizen with Chinese Identification Card No.: 422801198302140612, and a holder of 50% of the entire registered capital in Shenzhen Guangtiandi Technology Co., Ltd. (the “Company”) (“My Shareholding”), hereby irrevocably authorize E-Sun Sky Computer (Shenzhen) Co., Ltd. (“WFOE”) to exercise the following rights relating to My Shareholding during the term of this Power of Attorney:

WFOE is hereby authorized to act on behalf of myself as my exclusive agent and attorney with respect to all matters concerning My Shareholding, including without limitation to: 1) attend shareholders’ meetings of Company; 2) exercise all the shareholder’s rights and shareholder’s voting rights I am entitled to under the laws of China and Company’s Articles of Association during the shareholders’ meetings, including but not limited to decide on the sale or transfer or pledge or disposition of My Shareholding in part or in whole and execute relevant legal documents; and 3) designate and appoint on behalf of myself the legal representative, the executive director, supervisor, the manager and other senior management members of Company.

Without limiting the generality of the powers granted hereunder, WFOE shall have the power and authority under this Power of Attorney to execute the Transfer Contracts stipulated in Exclusive Option Agreement, to which I am required to be a party, on behalf of myself, and to effect the terms of the Share Pledge Agreement and Exclusive Option Agreement, both dated the date hereof, to which I am a party.

All the actions associated with My Shareholding conducted by WFOE shall be deemed as my own actions, and all the documents related to My Shareholding executed by WFOE shall be deemed to be executed by me. I hereby acknowledge and ratify those actions and/or documents by WFOE.

WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to me or obtaining my consent.

This Power of Attorney is coupled with an interest and shall be irrevocable and continuously valid from the date of execution of this Power of Attorney, so long as I am a shareholder of Company. This Power of Attorney shall become effective on March 27, 2013.

This Power of Attorney is written in Chinese and English; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

Yuan Liangdong

By:	/s/ Yuan Liangdong
May 2, 2013

Witness: /s/ Geng Jin
Name: Geng Jin
May 2, 2013

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